Exhibit 99.1

Vroom Announces “At The Market” (ATM)

Equity Offering Program

Houston, Texas, December 1, 2023 (BUSINESS WIRE) —Vroom, Inc. (Nasdaq: VRM), (“Vroom” or the “Company) a leading e-commerce platform for buying and selling used vehicles, today announced it has filed a prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) under which it may offer and sell from time to time and at its discretion shares of its common stock having an aggregate offering price of up to $50.0 million pursuant to an “at the market” offering program (the “ATM Program”). There can be no assurance that the Company will issue and sell any shares under the ATM Program. The timing of any sales and the number of shares sold, if any, will depend on a variety of factors to be determined by the Company.

The shares will be offered pursuant to an equity distribution agreement between the Company and Virtu Americas LLC, as sales agent. Sales may be made by any method permitted by law, including in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended, in ordinary brokers’ transactions on the Nasdaq Global Select Market at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions, as otherwise agreed with the applicable sales agent, by means of any other existing trading market for the Company’s common stock, to or through a market maker other than on an exchange, or through a combination of any such methods of sale. Sales may be made at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices and, as a result, sales prices may vary.

The prospectus supplement filed today adds to, updates or otherwise changes information contained in the accompanying prospectus contained in the Company’s shelf registration statement on Form S-3 (File No. 333-267361) filed by Vroom with the SEC on September 9, 2022, and which became effective on September 20, 2022, for the offering of shares. Prospective investors should read the prospectus in that registration statement and the prospectus supplement (including the documents incorporated by reference therein) for more complete information about Vroom and the ATM Program, including the risks associated with investing in Vroom. Copies of the prospectus supplement and related prospectus may be obtained from Virtu Americas LLC, Attn: Virtu Capital Markets, 1633 Broadway, 41st Floor, New York, NY 10019. You may also obtain these documents free of charge when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying prospectus.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding the ATM Program and the use of proceeds of sales, if any, under the ATM Program. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” in the prospectus supplement for the ATM Program and the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s Quarterly reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, all of which are available on the Company’s Investor Relations website at ir.vroom.com and on the SEC website at www.sec.gov. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this press release. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

About Vroom (Nasdaq: VRM)

Vroom is an innovative, end-to-end ecommerce platform that offers a better way to buy and a better way to sell used vehicles. The Company’s scalable, data-driven technology brings all phases of the vehicle buying and selling process to consumers wherever they are and offers an extensive selection of vehicles, transparent pricing, competitive financing, and contact-free, at-home pick-up and delivery.

Investor Relations:

Vroom

Jon Sandison

investors@vroom.com

Source: Vroom, Inc.